EXHIBIT 10.35

TRADEMARK COEXISTENCE AGREEMENT

This AGREEMENT is entered into as of this 19th day of December, 2005, by and between Alloy, Inc., a Delaware corporation (hereinafter “Alloy”), and dELiA*s, Inc., a Delaware corporation (hereinafter “dELiA*s”). Alloy and dELiA*s are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, the Parties hereto have entered into that certain Distribution Agreement dated as of December 9, 2005 (the “Distribution Agreement”) regarding the separation of the direct marketing and retail business currently conducted by dELiA*s and its Subsidiaries from the other businesses conducted by Alloy and its Subsidiaries and the transfer by Alloy to dELiA*s of substantially all of the assets and liabilities of Alloy and its Subsidiaries related to such direct marketing and retail business, including stock and membership interests in certain Subsidiaries, followed by the distribution of all of the shares of common stock of dELiA*s then held by Alloy to Alloy’s shareholders (any capitalized terms not defined herein shall have the meaning ascribed to such terms in the Distribution Agreement);

WHEREAS, in connection with the transactions contemplated by the Distribution Agreement, the Parties have executed a Partial Trademark Assignment creating a joint interest in certain trademarks reflecting the Parties’ actual and anticipated use of certain trademarks in commerce in connection with their respective goods and/or services;

WHEREAS, the Parties wish to amicably confirm and acknowledge their respective rights to use and register the trademarks set forth on Exhibit A hereto and any colorable imitations, variations or derivations thereof (the “Marks”).

NOW, THEREFORE, in consideration of the promises and mutual obligations and undertakings set forth herein, the Parties hereto agree as follows:

1. The Parties agree that, as between Alloy and dELiA*s, dELiA*s has the exclusive right to use the Marks throughout the world in connection with clothing, direct merchandising services (via catalogs and e-commerce websites), and mall-based retail store services (“the dELiA*s Goods and Services”). The Parties agree that dELiA*s shall only use Marks in connection with the dELiA*s Goods and Services.

2. The Parties agree that, as between Alloy and dELiA*s, Alloy and its Subsidiaries have the exclusive right to use the Marks throughout the world in connection with the services providing targeted media and promotional programs for advertisers who want primarily to market to consumers through the use of, among other methods, print media, display media boards, database marketing, email marketing, direct marketing campaigns through email or other media, websites, promotional events, and on-campus marketing programs, among others, and all other goods and services now or hereinafter provided by Alloy or its Subsidiaries, other than the dELiA*s Good and Services (the “Alloy Goods and Services”). The Alloy Goods and Services shall include retail or merchandising services conducted on behalf of a third party to the extent such services are offered as a component of a targeted media or promotional program as described above. The Parties agree that Alloy shall not use the Marks in connection with the dELiA*s Goods and Services.

3. dELiA*s, its Subsidiaries, divisions and Affiliates, consent to the use and registration by Alloy of the Marks in connection with the Alloy Goods and Services throughout the world and will refrain from taking any action or proceeding, legal or otherwise, that would hinder Alloy in its free and unfettered use and registration of the Marks in connection with the Alloy Goods and Services. dELiA*s, its Subsidiaries, divisions and Affiliates will not challenge or contest in any manner Alloy’s mark or the registration or ownership of the Marks by Alloy with the Alloy Goods and Services.

4. Alloy, its Subsidiaries, divisions and Affiliates consent to the use and registration by dELiA*s of the Marks in connection with the dELiA*s Goods and Services throughout the world and will refrain from taking any action or proceeding, legal or otherwise, that would hinder dELiA*s in its free and unfettered use and registration of the Marks in connection with the dELiA*s Goods and Services. Alloy, its Subsidiaries, divisions and Affiliates will not challenge or contest in any manner dELiA*s’ mark or the registration or ownership of the Marks by dELiA*s with the dELiA*s Goods and Services.

5. In the event that dELiA*s’ applications or registrations for the Marks are cited against Alloy’s applications for registration of the Marks with the Alloy Goods and Services and bar their registration, so long as this Agreement is in force and adhered to by Alloy, dELiA*s will cooperate with Alloy at Alloy’s expense by providing its written consent, restricting its applications and registrations to the dELiA*s Goods and Services, or taking any other action reasonably necessary to permit registration of Alloy’s rights in the Marks with the Alloy Goods and Services.

6. In the event that Alloy’s applications or registrations for the Marks are cited against dELiA*s’ applications for registration of the Marks with the dELiA*s Goods and Services and bar their registration, so long as this Agreement is in force and adhered to by dELiA*a, Alloy will cooperate with dELiA*s at dELiA*s’ expense by providing its written consent, restricting its applications and registrations to the Alloy Goods and Services, or taking any other action reasonably necessary to permit registration of dELiA*s’ rights in the Marks with the dELiA*s Goods and Services.

7. Alloy and dELiA*s agree that, except as otherwise expressly provided in any separate written agreement entered into between the Parties, each will not associate itself with the other Party or the other Party’s Goods and Services. To that end, Alloy and dELiA*s agree that they will take reasonable steps to prevent confusion between their respective Goods and Services, should such confusion occur in the future.

8. This Agreement will be binding on and inure to the benefit of the Parties, their successors, assigns, licensees, Subsidiaries, divisions, Affiliates and all others acting by or through them or with or under their direction or in privity with them. This Agreement is likewise binding upon any permitted assignee of the Marks by either Party.

9. This Agreement will be deemed to have been jointly drafted by the Parties and will be construed in accordance with its fair meaning, and not strictly against any Party.

10. The Parties respectively represent and warrant that they have the full legal right and authority to enter into this Agreement and to perform any obligations undertaken pursuant to this Agreement, that the persons signing on their behalf are legally authorized to do so, and that they have not sold, assigned, or otherwise transferred, prior to the date of this Agreement, any claim or demand that they had or might have had against the other Party or Parties.

11. This Agreement shall, unless the rights to all Joint Marks are consolidated with a single Party, remain in full force and effect until the expiration of the last to expire of any rights in and to the Joint Marks in any country.

12. In the event that a Party deems any action or omission by the other Party to be in default or breach of the terms of this Agreement, such Party shall notify the other Party of such breach and the other Party shall have sixty (60) days to cure such breach. In the event that a timely cure of such breach has not been effected, the non-breaching party shall have available any remedy in law or equity except for any remedies that would effect a modification or termination of all or any part of this Agreement. Any modifications to this Agreement shall only be effective if set forth in a writing signed by the parties hereto. The Parties acknowledge that there will be no adequate remedy at law for either Party’s failure to comply with the terms herewith. Accordingly, in the event that either Party fails to comply with the terms of this Agreement and fails to cure such breach within the time allowed, both Parties agree that the non-breaching Party shall have the right to seek to have any breach or default of this Agreement remedied by equitable relief by way of a temporary restraining order, preliminary injunction, permanent injunction, and such other alternative relief as may be appropriate without the necessity of the non-breaching Party posting a bond or proving damages. Should either Party retain counsel for the purpose of preventing the breach of any provision hereof, including, but not limited to: (i) by instituting any action or proceeding to enforce any provision hereof; (ii) for damages by reason of any alleged breach of any provision hereof; (iii) for a declaration of such Party’s rights or obligations hereunder; (iv) for injunctive relief; or (v) for any other judicial remedy, then, if said matter is resolved by judicial determination, the prevailing Party shall be entitled to be reimbursed by the other Party for all costs and expenses incurred thereby including, but not limited to, reasonable attorneys’ fees, costs, expert witness fees, and other litigation expenses as shall be fixed by a court of competent jurisdiction.

13. This Agreement does not restrict or affect either Party’s right to enforce its respective marks or the rights therein against any third party.

14. This Agreement shall be governed and construed in accordance with the laws of the New York, irrespective of its choice of law principles. In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the Parties agree that such action shall be brought solely within a federal or state court located in New York County, New York and the Parties hereby submit to the exclusive jurisdiction and venue of said courts.

15. This Agreement does not create in any way any association, partnership, joint venture, or relationship of principal and agent between the Parties.

16. The failure by any Party at any time to require performance of any of the provisions of this Agreement will not affect such Party’s right later to require such performance. No written waiver in any one or more instances will (except as stated in such waiver) be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach of any other term, covenant, representation or warranty.

17. The territory of this Agreement shall be worldwide.

18. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, the court or tribunal so holding shall reform the provision to make it enforceable while maintaining the spirit and goal of the provision and if the court or tribunal finds it cannot so reform that provision, such provision or part thereof shall be treated as severable leaving valid the remainder of this Agreement.

19. This Agreement constitutes the entire understanding and agreement between the Parties and there are no representations, warranties, promises or undertakings other than those contained herein. As to the subject matter hereof, this Agreement supersedes and cancels all previous agreements between the Parties hereto. No course of conduct or dealing between the Parties shall act as a modification or waiver of any provision of this Agreement and no waiver or modification of any of the terms or provisions of this Agreement shall be valid, unless contained in a single written document signed by both Parties.

20. Each Party shall perform any further acts and sign and deliver any further documents that are reasonably necessary to effectuate the terms of this Agreement.

21. Any notice required to be given a Party under this Agreement shall be deemed to be given only if in writing if delivered personally, or five (5) days after mailing. Notices shall be sent to the addresses set forth in the first paragraph of this Agreement.

22. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement.

23. The individuals who have executed this Agreement on behalf of the Parties expressly represent and warrant that they are authorized to sign on behalf of the Party for purposes of binding their respective Party to this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties executed this Agreement on the date set forth above.

Alloy, Inc.		dELiA*s, Inc.

By:	/s/ James K. Johnson	By:	/s/ Robert Bernard
Name:	James K. Johnson	Name:	Robert Bernard
Title:	COO & CEO	Title:	CEO

EXHIBIT A

The Marks

ALLOY

CCS

dELiA*s

8